EXHIBIT 99.1

1606 Corp. Files Annual Report on Form 10-K, Advancing Data Center Strategy and Acquisition Pipeline

PHOENIX, AZ — March 31, 2026 — 1606 Corp. (OTC Markets: CBDW) (“1606” or the “Company”), a publicly traded company focused on building next-generation data center infrastructure powered by captive energy assets, today announced that it has filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission.

The filing reflects a pivotal year for the Company, marked by significant progress in repositioning 1606 Corp. into a scalable platform at the intersection of energy and data infrastructure.

Key Highlights from 2025 and Early 2026 Include:

•	Strategic Shift to Data Center Infrastructure

1606 Corp. successfully repositioned its business toward acquiring and developing data center-ready facilities powered by captive energy assets, aligning with surging demand from AI and high-performance computing sectors.

•	Execution of Flagship Acquisition Strategy

The Company signed a Purchase and Sale Agreement (PSA) for a 132-acre site featuring a power generation asset and a 50,000 square foot data center-ready facility, establishing the foundation for a scalable infrastructure platform.

•	Strategic Partnerships & Transaction Momentum

The Company has entered into a non-binding Letter of Intent with Sim Agro Inc. and is working toward finalizing a definitive agreement for Sim Agro to support power plant operations. There can be no assurance that a definitive agreement will be reached on acceptable terms or at all. Additionally, 1606 Corp. has formally engaged Moody to support capital markets strategy, financing initiatives, and transaction execution as the Company advances toward closing and development.

•	Captive Power Advantage, Market Validation & Public Company Strength

With on-site power generation, the Company is positioned to deliver reliable, cost-efficient energy directly to data center clients. The Company believes this model has the potential to attract interest from customers seeking power and lease solutions, although there can be no assurance that the Company will secure any such customers or that any such customers will engage the Company on acceptable terms. 1606 Corp. remains fully reporting and current with its SEC filings—demonstrating a foundation for scalable growth and institutional engagement.

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Management Commentary

“This 10-K reflects a transformational year for 1606 Corp.,” said Austen Lambrecht, Chief Executive Officer of 1606 Corp. “We’ve repositioned the Company around one of the most compelling opportunities in today’s market—power-constrained data center infrastructure. With a signed acquisition, a clear growth strategy, and strong positioning in the market, we believe we are building a platform capable of generating significant long-term value for our shareholders.”

Looking Ahead

As 1606 Corp. moves into 2026, the Company is focused on closing its previously announced acquisition, advancing development plans, and scaling its power-backed data center model. Management believes this approach, if successfully executed, has the potential to support a high-margin, infrastructure-driven business; however, there can be no assurance that the Company will achieve these results, and actual results may differ materially from management's expectations. See "Forward-Looking Statements" below.

The Company’s Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov.

About 1606 Corp.

1606 Corp. focuses on technology infrastructure and artificial intelligence applications. The Company is led by CEO Austen Lambrecht and a board of directors with extensive experience in enterprise technology, software development, and public company operations.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to reliance on unaudited statements, the Company's need for additional funding, the impact of competitive products and services and pricing, the demand for the Company's products and services, and other risks that are detailed from time-to-time in the Company's filings with the SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

1606 Contact

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

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